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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                New York                                                11-2418067
(STATE OF INCORPORATION OR ORGANIZATION)                             (I.R.S. EMPLOYER
                                                                    IDENTIFICATION NO.)

         388 Greenwich Street,
           New York, New York                                               10013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                  (ZIP CODE)

If this form relates to the registration of a          If this form relates to the registration of a
class of securities pursuant to Section 12(b) of       class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to          the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the            General Instruction A.(d), please check the
following box.          [X]                            following box.         [ ]
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Securities Act registration statement file number to which this form
relates:                                                               333-55650
                                                                 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

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
                    TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                    TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
                    -------------------                                   ------------------------------
95% Principal-Protected Notes Linked to the S&P 500                          American Stock Exchange
Index(R) Due 2004
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus, dated February 23, 2001 (Registration No. 333-55650) (the "Prospectus"), as supplemented by the information under the headings "Risk Factors" and "Description of the Notes" on pages S-3 through S-5 and S-7 through S-30, respectively, of the Registrant's Prospectus Supplement relating to Medium-Term Notes, Series K and Series L, dated March 1, 2001 (the "Prospectus Supplement"), and under the headings "Summary Information -- Q&A", "Risk Factors Relating to the Notes" and "Description of the Notes" on pages PS-2 through PS-8, PS-9 through PS-11 and PS-12 through PS-15, respectively, of the Registrant's related preliminary Pricing Supplement, Subject to Completion, dated April 26, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety, as well as to the additional information set forth below. The description of the Notes contained in the final Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.    EXHIBITS.

         99 (A). Prospectus, dated February 23, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated February 27, 2001).

         99 (B). Prospectus Supplement relating to Medium-Term Notes, Series K and Series L, dated March 1, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated March 2, 2001).

         99 (C). Preliminary Pricing Supplement describing the 95% Principal-Protected Notes Linked to the S&P 500 Index Due 2004, Subject to Completion, dated April 26, 2002 (incorporated by reference to the Registrant's filing under Rule 424(b)(2), dated April 29, 2002).

         99 (D). Form of Note (incorporated by reference to Exhibit 4(aa) to the Registrant's Registration Statement No. 333-55650).

         99 (E). Senior Debt Indenture between the Registrant and Bank One Trust Company, N.A. (as successor trustee to Citibank, N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated December 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September 7, 1990 (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 33-39502), a Second Supplemental Indenture, dated June 12, 1991 (incorporated by reference to
Exhibit 4(c) to the Registrant's Registration Statement No. 33-41209), a Third Supplemental Indenture, dated as of July 1, 1992 (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement No. 33-49136), a Fourth Supplemental Indenture, dated as of October 29, 1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth Supplemental Indenture, dated as of December 14, 1993 (incorporated by reference to Exhibit 4(f) to the Registrant's Registration Statement No. 33-51269), a Sixth Supplemental Indenture, dated as of December 29, 1994 (incorporated by reference to Exhibit 4(j) to the Registrant's Registration Statement No. 333-01807), a Seventh Supplemental Indenture, dated as of February 1, 1996 (incorporated by reference to Exhibit 4(k) to the Registrant's Registration Statement No. 333-01807), an Eighth Supplemental Indenture, dated as of May 8, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 29, 1996), a Ninth Supplemental Indenture, dated as of November 20, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated November 20, 1996), a Tenth Supplemental Indenture, dated as of November 28, 1997


                                       2
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(incorporated by reference to Exhibit 4(l) to the Registrant's Registration
Statement No. 333-38931) and an Eleventh Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-38931).

         Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.

                                       3
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Salomon Smith Barney Holdings Inc.
                                                       (REGISTRANT)

Date:  May 8, 2002                           By:   /s/ Geoffrey Richards
                                                   Name:    Geoffrey Richards
                                                   Title:    Vice President

                                       4
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                                INDEX TO EXHIBITS

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
         Exhibit No.                                 Exhibit
         -----------                                 -------
         99 (A). Prospectus, dated February 23, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated February 27, 2001).

         99 (B). Prospectus Supplement relating to Medium-Term Notes, Series K and Series L, dated March 1, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated March 2, 2001).

         99 (C). Preliminary Pricing Supplement describing the 95% Principal-Protected Notes Linked to the S&P 500 Index Due 2004, Subject to Completion, dated April 26, 2002 (incorporated by reference to the Registrant's filing under Rule 424(b)(2), dated April 29, 2002).

         99 (D).               Form of Note (incorporated by reference to
                               Exhibit 4(aa) to the Registrant's Registration Statement No. 333-55650).

         99 (E). Senior Debt Indenture between the Registrant and Bank One Trust Company, N.A. (as successor trustee to Citibank, N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated December 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September 7, 1990 (incorporated by reference to
                               Exhibit 4(b) to the Registrant's Registration Statement No. 33-39502), a Second Supplemental Indenture, dated June 12, 1991 (incorporated by reference to Exhibit 4(c) to the Registrant's Registration Statement No. 33-41209), a Third Supplemental Indenture, dated as of July 1, 1992 (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement No. 33-49136), a Fourth Supplemental Indenture, dated as of October 29, 1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth Supplemental Indenture, dated as of December 14, 1993 (incorporated by reference to Exhibit 4(f) to the Registrant's Registration Statement No. 33-51269), a Sixth Supplemental Indenture, dated as of December 29, 1994 (incorporated by reference to Exhibit 4(j) to the Registrant's Registration Statement No. 333-01807), a Seventh Supplemental Indenture, dated as of February 1, 1996 (incorporated by reference to Exhibit 4(k) to the Registrant's Registration Statement No. 333-01807), an Eighth Supplemental Indenture, dated as of May 8, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 29, 1996), a Ninth Supplemental Indenture, dated as of November 20, 1996 (incorporated by reference to
                               Exhibit 4 to the Registrant's Current Report on Form 8-K dated November 20, 1996), a Tenth Supplemental Indenture, dated as of November 28, 1997 (incorporated by reference to Exhibit 4(l) to the Registrant's Registration Statement No. 333-38931) and an Eleventh Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-38931).
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